Filed by Cemtrex. Inc.
Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Key Tronic Corporation
Registration No. 333-220329

CEMTREX HIGHLIGHTS VALUE OF RECENTLY ANNOUNCED EXCHANGE OFFER FOR KEY TRONIC SHAREHOLDERS

Provides detailed analysis of offer & remains optimistic about growth expecting FY 2017 annual revenues to be 30% higher than FY 2016

FARMINGDALE, NY, September 13, 2017 – Cemtrex, Inc. (Nasdaq: CETX, CETXP, CETXW) today responded to the September 6, 2017 press release from Key Tronic Corporation (Nasdaq: KTCC) regarding the exchange offer made by Cemtrex on September 5, 2017 to acquire all outstanding shares of Key Tronic by offering to exchange each outstanding share of common stock of Key Tronic for one share of Cemtrex common stock.

Cemtrex believes that a combination of the two companies will unlock significant shareholder value for both companies, by enabling cost savings, higher earnings per share and a more attractive price to earnings ratio than either company is currently maintaining. Additionally, since Key Tronic shareholders are not being asked to sell their shares for cash, but instead exchange their shares for Cemtrex shares, the exchange offer will allow them to own Cemtrex while continuing to own Key Tronic as Key Tronic will become a subsidiary of Cemtrex.

Cemtrex recognizes that the market price of Key Tronic common stock is higher than Cemtrex’s common stock price. However, on a fundamental valuation basis, Cemtrex’s offer is of significant value that is not readily apparent when simply looking at each company’s stock price alone. A comprehensive review of various metrics and ratios commonly used by investment professionals to evaluate the efficiency, growth, financial strength and management effectiveness of the two companies is outlined below.

When evaluating financial strength, Cemtrex holds $1.26 more in cash per share than Key Tronic. A deeper look at revenue growth shows that Cemtrex’s 5 Year TTM Revenue CAGR is 50% compared to only Key Tronic’s 4%. And looking at profitability, Cemtrex’s 5 Year EPS growth rate stands at 62.4% compared to a negative 19% for Key Tronic. Finally, an analysis of management effective reflects Cemtrex’s 5 Year Average Return on Equity at 75% compared to Key Tronic’s 5%.

In regards to the value of either company’s current shares, it could be argued that the current trading volume of Cemtrex’s and Key Tronic’s shares do not constitute an efficient market and therefore the shares prices do not accurately reflect the intrinsic value of the businesses. Cemtrex’s Board believes that bringing the two companies together will provide a much more enticing investment opportunity for a larger base of shareholders, thereby generating more significant trading volume and an efficient market. As a result, we would expect to further unlock shareholder value.

The following includes our full analysis:

Cemtrex Inc. (CETX) vs. Key Tronic Corp. (KTCC) Comparison of Metrics & Ratios

Data as of September 8, 2017

Valuation Ratios	CETX	KTCC	Analysis
Price to Earnings Ratio “PE” (TTM)	5.96	13.67	CETX trades at a 56% discount to KTCC from a PE ratio perspective
Price to Earnings to Growth Ratio “PEG” (TTM)	0.09	n/a	CETX’s PEG ratio is favorable vs. KTCC PEG ratio cannot be calculated due to negative earnings growth rate during the trailing year
Price to Sales ratio “PS” (TTM)	0.25	0.16	KTCC trades at a 36% discount to CETX on a Price to Sales ratio

Financial Strength (Leverage & Credit Ratios)	CETX	KTCC
Cash & Equivalents Per Share	$1.29	$0.03	CETX had $1.26 cash per share more than KTCC at the end of their most recent quarters
Quick Ratio (TTM)	1.50	0.84	CETX has a 79% healthier Quick Ratio
Current Ratio (TTM)	2.55	2.29	CETX has a 11% healthier Current Ratio

Growth Rates based on 5 Yr. CAGR	CETX	KTCC
Revenue	50%	4%	CETX’s 5 Year TTM Revenue CAGR was approximately 46% greater than KTCC’s
Profit	79%	-19%	CETX has a greater growth rate of net profit over the TTM 5 years vs KTCC decline in profits
Assets	112%	9%	CETX’s 5 Year TTM Asset CAGR is 93% greater than KTCC’s

Profitability	CETX	KTCC
Gross Profit Margin (TTM)	32.4%	8.2%	CETX has a 24.2% higher gross profit margin than KTCC for the trailing year
Gross Profit - 5 Yr. CAGR	94.2%	1.3%	CETX has a 92.9% higher annual growth of gross profit margin over the last 5 years
EBITDA Margin	7.3%	3.6%	CETX’s EBITDA Margin as % of Revenue was 105% greater than KTCC’s for the trailing year
EBITDA - 5 Yr. CAGR	75.7%	-6.3%	CETX’s 5 Year EBITDA CAGR was 1299% greater than KTCC’s
EPS - 5 Yr. Growth Rate	62.4%	-19.7%	CETX’s 5 Year EPS Growth Rate was 417% higher than KTCC’s

Efficiency	CETX	KTCC
Revenue/Employee (TTM)	$162,400	$98,000	CETX has $64,400 more revenue per employee than KTCC for the trailing year
Receivable Turnover (TTM)	9.64	7.37	CETX’s Receivable Turnover was 30.8% greater than KTCC’s in the trailing year
Inventory Turnover (TTM)	5.41	4.12	CETX’s Inventory Turnover was 31.3% greater than KTCC’s in the trailing year

Management Effectiveness	CETX	KTCC
Net Profit Margin (TTM)	4.1%	1.2%	CETX’s Net Profit margin was 237% greater than KTCC’s as a % of revenue in the trailing year
Net Profit - 5 Yr. CAGR	78.8%	-18.9%	CETX’s Net Profit 5 Year CAGR was 517% greater than KTCC’s
Return on Equity (TTM)	20.2%	5.1%	CETX’s Return on Equity was 298% greater than KTCC’s in the trailing year
Return on Equity - 5 Yr. Avg	75.2%	7.6%	CETX’s 5 Year Average Return on Equity was 893% greater than KTCC’s
Return on Assets (TTM)	6.5%	2.5%	CETX’s Return on Assets was 157.5% greater than KTCC’s in the trailing year
Return on Assets - 5 Yr. Avg	12.5%	3.9%	CETX’s 5 Year Average Return on Assets was 222.7% greater than KTCC’s
Return on Capital (TTM)	8.8%	3.9%	CETX’s Return on Capital was 129% greater than KTCC’s in the trailing year
Return on Capital (5 Yr.) Avg	16.3%	5.9%	CETX’s 5 Year Average Return on Capital was 179.3% greater than KTCC’s

Defined Terms
	TTM - Trailing Twelve Months	CAGR - Compounded Average Growth Rate
	MRQ - Most Recent Quarter	EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization
	Qtr - Quarter	EBIT - Earnings Before Interest and Taxes
	Yr. - Year	ROE- Return on Equity
	Avg - Average	ROE- Return on Assets
ROC - Return on Capital

In a comparison of the above ratios and metrics Cemtrex achieved a superior result in 24 out of 25 categories than Key Tronic. As such, Cemtrex maintains its belief that the exchange offer of one common stock of CETX for one common stock of KTCC is an attractive offer for KTCC shareholders.

Cemtrex continues to be optimistic about its own growth outlook over the long term. The Company is aggressively pursuing many initiatives, both organic and inorganic, that it believes will lead to strong shareholder value over the years to come. The Company expects that its annual revenues for fiscal 2017 will be between $118 - $122 Million, an increase of approximately 30% over fiscal 2016 results of $93 Million.

About the Exchange Offer

The exchange offer is conditioned upon, among other things, the registration statement for the issuance of Cemtrex common stock in the exchange offer being declared effective by the Securities and Exchange Commission and the approval by Cemtrex stockholders of any required increase in its authorized common stock and, to the extent required by the rules of the Nasdaq Stock Market, stockholder approval of the issuance of Cemtrex common stock in the offer, which the executive officers and directors of Cemtrex have the voting power to approve. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities. Any exchange offer will be made only through a registration statement and related materials. Investors and stockholders of Key Tronic are advised to read this registration statement and other disclosure materials (including other disclosure materials when they become available) carefully because they will contain (and will contain) important information. Investors and stockholders may obtain a free copy of the disclosure materials and other documents filed by Cemtrex with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. A free copy of the disclosure materials and other documents of Cemtrex may also be obtained from Cemtrex upon request by directing such request to Okapi Partners LLC, the Information Agent for the exchange offer:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Banks and brokerage firms, please call: (212) 297-0720

Stockholders and others call toll-free: (855) 208-8901

E-mail: cemtrex@okapipartners.com

About Cemtrex

Cemtrex, Inc. (NASDAQ:CETX) is a world leading diversified industrial and manufacturing company that provides a wide array of solutions to meet today’s technology challenges. Cemtrex provides manufacturing services of advanced custom engineered electronics design and manufacturing services, comprehensive industrial services, monitoring instruments for industrial processes and environmental compliance, and systems for controlling particulates, hazardous gases, emissions of Greenhouse gases, and other regulated pollutants. The Company is also in the process of developing its own proprietary IoT and wearable devices.
www.cemtrex.com

Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including EBITDA and EBITDA Margin. EBITDA is calculated as earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA Margin is defined as EBITDA divided by total revenues. Cemtrex believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Cemtrex’s financial condition and results of operations. Cemtrex’s management uses these non-GAAP measures to compare Cemtrex’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and Cemtrex’s board of directors. Cemtrex believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Cemtrex’s financial measures with other companies in the electronics manufacturing services business, many of which present similar non-GAAP financial measures to investors. Management of Cemtrex does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. We have not reconciled the non-GAAP forward looking information to their corresponding GAAP measures because we do not provide guidance for the various reconciling items, as certain items that impact these measures are out of our control or cannot be reasonably predicted. You should review Cemtrex’s audited financial statements, which are included in Cemtrex’s SEC periodic filings, and not rely on any single financial measure to evaluate Cemtrex’s business. Other companies may calculate EBITDA, EBITDA Margin and other non-GAAP measures differently, and therefore our EBITDA, EBITDA Margin and other non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Forward-Looking Statements

This release contains forward-looking statements relating to Cemtrex’s exchange offer for all of the outstanding shares of Key Tronic common stock and Cemtrex’s expectations with regard to the proposed transaction. These forward-looking statements are based on Cemtrex’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. In addition, some factors are beyond Cemtrex’s control. Factors that could cause actual results to differ materially from the statements made in this release include, among others: (i) the willingness of Key Tronic shareholders to tender their shares in the exchange offer and the number and timing of shares tendered; (ii) the satisfaction, or waiver by Cemtrex to the extent legally permissible, of all conditions to the exchange offer; (iii) Cemtrex’s and Key Tronic’s ability to receive any and all necessary approvals, including any necessary governmental or regulatory approvals; and (iv) other factors as described in filings with the Securities and Exchange Commission, including the factors to be discussed under the heading “Risk Factors” in Cemtrex’s prospectus included in its registration statement on Form S-4 as filed with the Securities and Exchange Commission on September 5, 2017.

Contact:

For further information, please contact:

Investor Relations

Cemtrex, Inc.

Phone: 631-756-9116

investors@cemtrex.com